UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 11, 2009

Date of Report (Date of earliest event reported)

AMERICAN PETRO-HUNTER, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-22723	98-0171619
(State or other jurisdiction	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

17470 North Pacesetter Way
Scottsdale, AZ 85255
(480) 305-2052
(Address and telephone number of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01          Entry into a Material Definitive Agreement.

On June 11, 2009, American Petro-Hunter, Inc. (the “Company”) entered into a binding Letter of Intent (“LOI”) with S&W Oil & Gas, LLC (“S&W”) to participate in the drilling for oil and natural gas in the Brinkman Prospect located in Clark County, Kansas (the “Prospect”).  Pursuant to the LOI, the Company agreed to pay S&W a total of $22,833.28 for land acquisition, leasing and seismic costs for a 25% working interest in the Prospect. In addition, the Company will pay $56,466.66 to cover dry-hole cased drilling costs associated with the first exploratory oil well and 25% of all further going forward costs such as completion and related infrastructure costs.  If a successful commercial well is established, the Company will receive an 81.5% net revenue interest in the Prospect. The LOI contains customary representations and warranties by the parties.

The LOI is attached to this report as Exhibit 10.1, and the terms and conditions incorporated herein. The foregoing statement is not intended to be a complete description of all terms and conditions.

Item 9.01          Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.	Description
10.1	Letter of Intent with S&W Oil & Gas, LLC, effective June 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN PETRO-HUNTER INC.,
a Nevada Corporation

Dated: June 11, 2009	/s/ Robert B. McIntosh
Robert B. McIntosh, Chief Executive Officer